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EXHIBIT 99.1

FOR: FIRSTSERVICE CORPORATION

COMPANY CONTACT: Jay S. Hennick President & CEO FirstService Corporation (416) 960-9500 John B. Friedrichsen Senior Vice President & CFO FirstService Corporation (416) 960-9500

FOR IMMEDIATE RELEASE

FIRSTSERVICE REPORTS RESULTS FOR ITS FIRST QUARTER

TORONTO, Ontario, July 22, 2003 — FirstService Corporation (Nasdaq: FSRV; TSX: FSV) today announced its results for its first quarter ended June 30, 2003.

Revenues for the quarter were $157.8 million, an increase of 8% over the same period one year ago (all amounts are in US dollars). Earnings before minority interest, income taxes, interest, depreciation and amortization ("EBITDA") were $17.1 million relative to $18.5 million in the prior year period. Net earnings for the quarter were $6.5 million versus $7.4 million, while diluted earnings per share were $0.46 versus $0.50 in the prior year period.

Cash flow from operations for the quarter was $12.1 million, 63% higher than the $7.5 million reported last year, primarily due to more efficient working capital usage.

FirstService Corporation is a North American leader in the rapidly growing service sector, providing services to commercial and residential customers in the following four areas: Residential Property Management; Integrated Security Services; Consumer Services; and Business Services, including customer support and fulfilment and business process outsourcing.

SEGMENTED OPERATING RESULTS

The Company's largest segment, Residential Property Management, reported quarterly revenues of $62.1 million, up 9% over the prior year period, of which 5% was attributable to acquisitions completed during the past twelve months. The segment generated EBITDA of $6.6 million, up from the $6.5 million generated during the prior year period. The segment's margin was slightly lower year-over-year as a result of the previously announced reduction in the Company's restoration activities, which typically carry higher margins than core management activities.

In Consumer Services, first quarter revenues grew to $32.3 million, up 11% versus the same period a year ago, 4% of which was attributable to acquisitions completed during the past twelve months. EBITDA was $6.1 million, up from $6.0 million in the first quarter of last year. The EBITDA margin declined to 18.9% primarily as a result of mix change due to an increase in the proportion of Company-owned revenues in the segment.

Integrated Security Services revenues rose 11% to $30.2 million for the quarter. EBITDA for the quarter, as well as the comparative period, was $2.1 million, while the EBITDA margin was 6.9% versus 7.7% last year. The current quarter's results were impacted by several large high-profile security systems installation projects carrying lower margins.

Revenues in Business Services were $33.1 million, an increase of 2% over the prior year period. EBITDA for the quarter was $3.8 million versus $5.1 million in the same period last year. Revenues and EBITDA were primarily impacted by the previously announced departure of a large client and lower overall fulfilment volumes. Since the start of the year, the Company has secured several new fulfillment contracts to replace the departed client, and these contract wins are expected to positively impact revenues and margins beginning in the second quarter.

On a consolidated basis, Canadian operations accounted for approximately one-third of the quarter's revenues. During the quarter, the Canadian dollar was 11% stronger relative to the US dollar than during the same period a year ago. Had the exchange rate been held constant at the prior year's rate, consolidated revenues would have been $4.8 million lower and EBITDA would have been $0.1 million higher.

OUTLOOK

The Company is reiterating its outlook for the year ending March 31, 2004, initially presented on May 14, 2003, as follows:

Year ending March 31, 2004*
(in millions of US dollars, except per share amounts)
Revenues	$540.0-$560.0
EBITDA	$53.0-$55.0
Diluted EPS	$1.20-$1.30
*
Note: Revenues and earnings from acquisitions completed before March 31, 2004 will be incremental to these amounts.

CONFERENCE CALL

FirstService will be holding a conference call on Tuesday, July 22 at 2:00 pm Eastern Time to discuss results for the first quarter as well as the outlook for fiscal 2004. The call will be simultaneously web cast and can be accessed live or after the call at www.firstservice.com in the "News Release" section.

FORWARD-LOOKING STATEMENTS

Certain statements included in this release constitute "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions, which will, among other things, impact demand for the Company's services, service industry conditions and capacity; the ability of the Company to implement its business strategy, including the Company's ability to acquire suitable acquisition candidates on acceptable terms and successfully integrate newly acquired businesses with its existing businesses; changes in or the failure to comply with government regulations (especially safety and environmental laws and regulations); and other factors which are described in the Company's filings with the Securities and Exchange Commission.

FIRSTSERVICE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(in thousands of US dollars, except per share amounts)
(unaudited)

	Three months ended June 30
	2003	2002
Revenues	$157,797	$146,036
Cost of revenues	105,625	96,191
Selling, general and administrative expenses	35,064	31,335

EBITDA	17,108	18,510
Depreciation and amortization	3,850	3,201

Operating earnings	13,258	15,309
Interest	2,070	2,349

	11,188	12,960
Income taxes	3,412	4,277

	7,776	8,683
Minority interest share of earnings	1,265	1,275

Net earnings	$6,511	$7,408

Net earnings per share:
Basic	$0.46	$0.54
Diluted	0.46	0.50
Weighted average shares outstanding: (in thousands)
Basic	14,164	13,800
Diluted	14,270	14,747

Note to the Condensed Consolidated Statements of Earnings

        EBITDA is defined as net earnings before minority interest share of earnings, income taxes, interest, depreciation and amortization. EBITDA excludes income taxes and interest, both of which are charges that require cash settlement. EBITDA is not a recognized measure for financial statement presentation under United States generally accepted accounting principles ("US GAAP"). The most directly comparable US GAAP measure is operating earnings. Operating earnings takes into account depreciation and amortization expenses, while EBITDA does not. Management utilizes EBITDA as a measure to assess the performance of its operations, for employee compensation purposes, and within its debt covenants with its lenders. The Company believes EBITDA is a reasonable measure of operating performance because of the low capital intensity of its service operations. The Company believes EBITDA is a financial metric used by many investors to compare companies, especially in the services industry, on the basis of operating results and the ability to incur and service debt.

SEGMENTED REVENUES AND EBITDA

(in thousands of US dollars)
(unaudited)

Three months ended June 30	Residential Property Management	Integrated Security Services	Consumer Services	Business Services	Corporate	Consolidated
2003
Revenues	$62,121	$30,192	$32,274	$33,120	$90	$157,797
EBITDA	6,632	2,073	6,088	3,754	(1,439)	17,108
2002
Revenues	$57,143	$27,310	$29,067	$32,465	$51	$146,036
EBITDA	6,495	2,101	6,012	5,089	(1,187)	18,510

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of US dollars)
(unaudited)

	June 30, 2003	March 31, 2003
Assets
Cash and cash equivalents	$12,248	$5,378
Accounts receivable	98,029	85,484
Inventories	13,661	15,095
Prepaids and other current assets	14,416	16,425

Current assets	138,354	122,382
Fixed assets	49,363	46,600
Other assets	18,571	14,998
Goodwill and intangibles	198,986	198,149

Total assets	$405,274	$382,129

Liabilities and shareholders' equity
Accounts payable and other current liabilities	$67,009	$59,109
Unearned revenues	8,986	8,369
Long term debt — current	3,564	3,030

Current liabilities	79,559	70,508
Long term debt less current portion	164,042	161,889
Deferred income taxes	11,453	11,277
Minority interest	15,308	14,032
Shareholders' equity	134,912	124,423

Total liabilities and equity	$405,274	$382,129

Total debt, excluding swaps	$159,295	$158,640

Total debt, net of cash, excluding swaps	147,047	153,262

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands of US dollars)
(unaudited)

	Three months ended June 30
	2003	2002
Operating activities
Net earnings	$6,511	$7,408
Items not affecting cash:
Depreciation and amortization	3,850	3,201
Deferred income taxes	541	(1,040)
Minority interest share of earnings	1,265	1,275
Other	155	142

	12,322	10,986
Changes in operating assets and liabilities	(206)	(3,534)

Net cash provided by operating activities	12,116	7,452

Investing activities
Acquisition of businesses, net of cash acquired	—	(1,904)
Purchases of fixed assets, net	(4,756)	(3,738)
Other investing activities	(1,679)	(786)

Net cash used in investing	(6,435)	(6,428)

Financing activities
Net (decrease) increase in long-term debt	(1,051)	943
Other financing activities	57	234

Net cash (used in) provided by financing	(994)	1,177

Effect of exchange rate changes on cash	2,183	930

Increase in cash and cash equivalents during the period	6,870	3,131
Cash and cash equivalents, beginning of period	5,378	7,332

Cash and cash equivalents, end of period	$12,248	$10,463

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FIRSTSERVICE REPORTS RESULTS FOR ITS FIRST QUARTER
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
SEGMENTED REVENUES AND EBITDA
CONDENSED CONSOLIDATED BALANCE SHEETS
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS